SEVERANCE AND RELEASE AGREEMENT

(Scott Plantinga -Aja Cannafacturing, Inc.)

This SEVERANCE AND RELEASE AGREEMENT (the "Agreement") is dated as of October 15, 2014 (the "Effective Date") by and between SCOTT PLANTINGA, an individual ("Plantinga"), and AJA CANNAFACTURING, INC., a Nevada Corporation, f/k/a IDS Industries, Inc. (the "Company"). The term "Company" as used in this agreement shall include all employees, officers and members of the Board of Trustees, past and present, except as excluded below, as well as affiliated, subsidiary and related entities administered or operated by the Company, its agents, founders, co-founders, successors, and assigns.

RECITALS

A.	WHEREAS, on or about September 1, 2013, the Parties entered into that certain Executive Employment Agreement (the "Employment Agreement"), setting forth certain terms related to Plantinga's position as Chief Executive Officer.

B.	A "Change In Control" of the Company, as defined in the Employment Agreement, has occurred. Plantinga will resign as Chief Executive Officer from the Company under the Change of Control provision of the Employment Agreement.

C.	The Company believes that it is in its best interests to provide Plantinga with certain incentives upon his departure from the Company.

D.	Pursuant to the conditions and the time periods set forth in this Agreement, the Company desires to provide, and Plantinga desires to accept, such incentives.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                    Definitions. The terms used in this Agreement shall have the meanings specified in below.

1.1.                     Base Salary. As used in this Agreement, "Base Salary" shall mean $122,000.00.

1.2.                     Confidential Information. As used in this Agreement, "Confidential Information" shall mean as defined in any confidentiality and non-solicitation agreement you have with the Company now or in the future. In the absence of such an agreement, "Confidential Information" shall mean confidential, proprietary and/or trade secret information of the Company that is not available to the general public and would be harmful to the Company if disclosed to any third party.

1.3.                     Severance. As used in this Agreement, "Severance" shall mean an amount equal to twelve months of Plantinga's Base Salary (as that term is defined above), (the "Severance Period"). Severance will also include additional items listed in Paragraph 2.1. In addition, the Company shall continue to provide full health, medical and dental benefits to Plantinga with the same or similar coverage during the Severance Period unless Plantinga is provided comparable health, dental and medical benefits under another employer's plan during the Severance Period, at which point the Company shall cease providing such health and medical benefits.

2.                    Severance.

2.1.                     Severance. Plantinga shall be entitled to all of the following Severance incentives and payments:

2.1.1.           Monetary Severance. Plantinga shall be entitled to total monetary Severance payments in the amount of $237,611 (the "Total Severance Amount"), consisting of the following items:

•	$62,661, representing all unpaid compensation now due and owing, which includes salary, unused vacation, and bonuses from the starting date of employment to date of termination;

•	$18,300, representing an annual completion bonus under the Employment Agreement equal to fifteen percent (15%) of the Base Annual Salary provided for therein

•	$13,000 to be contributed to a Roth IRA to be designated by Mr. Plantinga;

•	$21,650, representing a severance payment under the Employment Contract as provide for therein; and

•	$122,000, representing one year of the annual base salary provided for under the Employment Agreement.

2.1.2.           Terms for Payment of Total Severance Amount. The Total Severance Amount shall be paid to Plantinga as follows:

2.1.2.1.                        $132,611 shall be paid to Plantinga by the Company's issuance of a Convertible Promissory Note in the amount of $133,000, having the form and content reflected in Exhibit A hereto (the "Second Note")

2.1.2.2.                        $45,000 shall be paid to Plantinga in two (2) installments. An initial installment of $25,000 shall be paid upon the parties' execution of this Agreement. A second installment in the amount of $20,000 shall be paid on or before February 1, 2015. The Company's failure to pay either payment under this subsection when due shall subject the Company to a $20,000 late fee. In addition, if either installment under this subsection is not paid when due, the amount past due shall accrue interest at a rate of ten percent (10%) per year until paid. This obligation shall be documented in the form of a Promissory Note having the form and content reflected in Exhibit B hereto (the "First Note").

2.1.2.3.                        $60,000 shall be paid to Plantinga under a Consulting Agreement under which Plantinga will assist the Company with its management transition and its intended spin-off of Charge! Energy Storage, Inc. The Consulting Agreement shall have the form and contented reflected in Exhibit C hereto and shall call for issuance of 58,500,000 shares to Plantinga as full payment thereunder. Shares issuable under the Consulting Agreement shall be registered on Form S-8.

2.1.2.4.                        Any portion of any payment to Plantinga under this Agreement, whether made under the Note or as an installment paid under subsection 2.1.2.2, may, at Plantinga's direction, be paid directly to an Individual Retirement Account designated by Plantinga. Plantinga shall have the sole responsibility for the proper creation and designation of any such Individual Retirement Account.

2.1.3.           Securities to be Issued and Transferred. As additional Severance to be paid to Plantinga, he shall be issued or transferred, as appropriate, the following securities:

2.1.3.1                        Common Stock of the Company. Plantinga shall be issued 1,500,000 shares of common stock in the Company (the "Company Common Stock")

2.1.3.2                        Capital Stock of Propel Management Group, Inc. The Company shall transfer to Plantinga all of the issued and outstanding capital stock of Propel Management Group, Inc. (the "PMG Stock"), making Plantinga the sole shareholder of Propel Management Group, Inc. as a result of such transfer.

2.1.3.3                        Representations of Plantinga. With regard to the issuance of the Company Common Stock and the transfer of the PMG Stock, Plantinga hereby acknowledges, represents and warrants to the Company the following:

2.1.3.3.1.           Plantinga acknowledges that acquisition of the Company Common Stock and the PMG Stock involves a high degree of risk;

2.1.3.3.2.           an investment in the Company Common Stock and the PMG Stock is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company Common Stock and the PMG Stock;

2.1.3.3.3.           Plantinga has such knowledge and experience in finance, securities, investments, including investment in unlisted and unregistered securities, and other business matters so as to be able to protect his interests in connection with this transaction;

2.1.3.3.4.           Plantinga acknowledges that, with regard to the PMG Stock, no market for the PMG Stock presently exists and none may develop in the future and accordingly Plantinga may not be able to liquidate his investment;

2.1.3.3.5.           Plantinga hereby acknowledges (i) that this offering of the Company Common Stock and the PMG Stock has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Company Common Stock and the PMG Stock are being issued and/or transferred by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that any certificate evidencing the the Company Common Stock and the PMG Stock received by Plantinga will bear a legend in substantially the following form:

THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

2.1.3.3.6. Plantinga is not aware of any advertisement of the Company Common Stock or the PMG Stock.

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2.1.4.           Other Severance. As additional Severance, Plantinga shall receive reimbursement for all submitted expense reports through October of 2014 and shall be allowed to retain his Company laptop computer.

2.2.                     Schedule. Within ten (10) days of the parties' execution of this Agreement, the Company shall: (i) issued the Note, (ii) pay the initial $25,000 installment called for under 2.1.2.2, (iii) issue the Company Common Stock and transfer the PMG Stock as called for under Section 2.1.3, and (iv) reimburse Plantinga for the submitted expense reports as called for under Section 2.1.4.

2.3.                     Termination During Implementation of Change of Control. Notwithstanding anything to the contrary contained in this Agreement, the termination by the Company of Plantinga's employment in connection with a Change of Control shall cause Plantinga to be entitled to Severance to paid as specified in this Agreement.

2.4.                     Receipt of Other Severance Benefits. To the extent permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") (and any state law of similar effect), in the event that Plantinga is provided with any additional Severance Benefits upon his termination by either the Company or any Successor Company, the amount of such Severance Benefits shall be offset from the obligations otherwise due and owing, or which may become due, to Plantinga under this Agreement.

2.5.                     Termination of Other Payments. To the extent any other payments, benefits or payments for benefits to Plantinga (including, but not limited to, salary, medical benefits, insurance, vacation and retirement benefits or payments) are called for under the terms of the Severance Agreement or Employment Agreement (as that term is defined in the Severance Agreement), and have not been paid or vested, those payments, benefits and payments for benefits are hereby terminated and no further payments of any kind are due to Plantinga other than those expressly included in this Agreement. The Company shall not be responsible for any further payments of Plantinga's COBRA or CAL-COBRA expenses. Nothing in this Agreement shall affect or reduce any of Plantinga's benefits which are vested or applicable through the date of this Agreement, including but not limited to previously paid retirement contributions, insurance coverage, ongoing medical benefits and any related claims for coverage, or any future claims for unemployment compensation benefits by Plantinga.

3.                  Conditions to Receipt of Severance.

3.1.             Separation Agreement and Release of Claims. The receipt of any Severance by Plantinga pursuant to Section 3 upon termination of his employment shall be subject to Plantinga signing this Agreement.

3.2.             Nondisparagement. During the term of Plantinga's employment with the Company and thereafter, Plantinga shall not knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, the Successor Company, or their directors, owners, successors, employees, agents, assignees, and/or affiliates. After the termination of his employment, the shareholders of the Company shall not knowingly disparage, criticize, or otherwise make any derogatory statements regarding Plantinga. The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.

4.                    Releases. The Parties hereby release and forever discharge each other as follows:

4.1.                     In consideration of the promises, payments, releases and benefits by the Company described in this Agreement, Plantinga, on behalf of himself, his heirs, executors, administrators, assigns, partners, agents, attorneys and representatives, past, present or future, hereby forever and unconditionally waives, releases, discharges, and covenants not to sue the Company, its current and former members of the Board, officers, agents and employees, successors and assigns, as to all claims, losses, liabilities, obligations, suits, debts, liens, contracts, agreements, promises, damages, demands, grievances, actions and causes of action of every kind and nature, known or unknown, existing or claimed to exist, suspected or unsuspected, fixed or contingent, which have or might have been asserted under any federal, state, local or common law, or the Company policy, and which he ever had, now has or hereafter may have against the Company based on any acts or omissions occurring through the date of this Agreement. These releases shall include, but are not limited to, claims for breach of contract (including, but not limited to, claims for breach of the Severance Agreement and Employment Agreement), torts of any type, wrongful termination, intentional infliction of emotional distress, retaliation and discrimination of all types including, but not limited to, violations of the Age Discrimination in Employment Acts (ADEA), the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act (ADA), Title IX of the Education Amendments of 1972, 20 USC §§ 1681 et seq., the Employment Retirement and Income Security Act of 1974, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, the California Unemployment Insurance Code, and the California Wage Orders ("Plantinga Released Claims"). Notwithstanding the foregoing, Plantinga is not waiving or releasing his right to bring a claim for unemployment insurance compensation.

4.2.                     In consideration of Plantinga's promises, waivers and releases contained herein, the Company, together with its successors and assigns, agents, attorneys and representatives, past, present or future, forever and unconditionally waives, releases, and covenants not to sue Plantinga, his heirs, executors, administrators and assigns as to all as to all claims, losses, liabilities, obligations, suits, debts, liens, contracts, agreements, promises, damages, demands, grievances, actions and causes of action of every kind and nature, known or unknown, existing or claimed to exist, suspected or unsuspected, fixed or contingent, which have or might have been asserted under any federal, state, local or common law, or Company policy, and which the Company ever had, now has or hereafter may have against Plantinga based on any acts or omissions occurring through the date of this Agreement.

4.3.                     Plantinga and the Company expressly waive the provisions of California Civil Code section 1542, which states:

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4.4.                     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

5.                    ADEA Waiver. Under the Older Workers Benefit Protection Act of 1990, Plantinga acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act ("ADEA'') ("ADEA Waiver"). He also acknowledges that the consideration given for the ADEA Waiver is in addition to anything of value to which he is already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his ADEA Waiver does not apply to any rights or claims that arise after the date he signs this Agreement; (b) he should consult with an attorney prior to signing this Agreement; (c) he has twenty-one (21) days to consider this Agreement (although he may choose to voluntarily sign it sooner); (d) he has seven (7) days following the date he signs this Agreement to revoke it, which revocation to be effective only if he delivers written notice of revocation via letter, email or facsimile to the addressee set forth in the Notice Paragraph 8 within the seven (7)-day period; and (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after Plantinga signs this Agreement (the "Effective Date"). If Plantinga exercises his right of revocation under this section, then within two (2) business days of Plantinga's notice of revocation, Plantinga shall return the amount of the Settlement Payment funds to the Company via check or through any other arrangements the parties may then make. Plantinga agrees that failure to return the Settlement Payment after revocation of this Agreement constitutes a material breach of this Agreement.

6.                    Exclusive Rights. This Agreement is intended to represent Plantinga's sole entitlement to Severance Payments and benefits in connection with the termination of Plantinga's employment, except for payment of any final wages as required by law, as well as any Bonus Payments. To the extent Plantinga is entitled to receive Severance, bonuses, or similar payments and/or benefits under any other Company (or Successor Company) plan, program, agreement, policy, practice, or the like, Severance payments, bonus payments, and any other benefits due to Plantinga under this Agreement will be so reduced.

7.                        Assignment. This Agreement shall be binding on any Successor Company. The Company shall inform any successor, assignee, purchaser, or other person or entity that obtains or will obtain an interest in the Company about the existence of this Agreement. If assigned or assumed by a successor or assignee, including without limitation, the initial assignee or Successor Company, said successor or assignee will be deemed substituted for the Company under the terms of this Agreement for all purposes. None of the rights of Plantinga pursuant to this Agreement may be assigned or transferred to any third party. Any attempted assignment, transfer, conveyance, or other disposition of Plantinga's right to compensation or other benefits will be null and void.

8.                   Notice. Any notice required to be given under this Agreement shall be deemed received upon personal delivery or three (3) days after mailing if sent by registered or certified mail to the addresses of the parties set forth below, or to such other address as either of the parties shall have furnished to the other in writing.

PLANTINGA:	COMPANY:
814 Delaware St
Huntington Beach, CA 92648
Fax:

With copy to:	With copy to:
Law Offices of John E. Cowan	Clark Corporate Law Group LLP
100 Pine Street, Suite 1250	Attn: Joe Laxague
San Francisco, CA 94133	3273 East Warm Springs Rd
Fax: (415) 982-6800	Las Vegas, NV 89120
Fax: (702) 944-7100

9.                   Severability. In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely resembles the intent and economic effect of the invalid provision.

10.                Non-Solicitation. Nothing contained herein shall preclude Plantinga from contacting or contracting with a vendor of the Company, provided that any retention shall not prevent said vendor from continuing to provide services on behalf of the Company. For purposes of this section, it is specifically acknowledged that an announcement that Plantinga is no longer working for the Company and is rather working for a different employer shall not be deemed a solicitation

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11.                Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws

12.                Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, will be subject to binding arbitration in Santa Ana County, California before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Rules of Civil Procedure. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Plantinga's obligations under this Agreement.

13.                Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including any agreements that provide for severance. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing that specifically references this Section and is signed by duly authorized representatives of the parties hereto.

14.                Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

15.                Headings. All captions and Section headings used in this document.

16.                Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

17.                409A Compliance.

17.1.                 It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Section l .409A-l (b)(4) (as a "short-term deferral"). It is intended that each installment of the payments provided hereunder constitute separate "payments" for purposes of Treasury Regulation Section l.409A-2(b)(2)(i). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Any termination of Plantinga' s employment is intended to constitute a "separation from service" and will be determined consistent with the rules relating to a "separation from service" as such term is defined in Treasury Regulation Section l.409A-l.

17.2.                 In the event that the Company determines that any payments under this Agreement fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of Section 409A(a)(2)(B)(i) of the Code, then the payment of such benefits shall not be made pursuant to the payment schedules provided herein and instead the payment of such benefits shall be delayed or otherwise restructured to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(l) of the Code; provided, however, that before the imposition of any such delay, it is intended that (i) each installment payment pursuant to this Agreement shall be regarded as a separate "payment" for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all such installment payments shall satisfy, to the greatest extent permissible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations Sections l.409A-l(b)(4) and l.409A-l(b)(9)(iii). The responsibility of any taxes imposed under §409A of the Code shall remain the responsibility of Plantinga.

18.                          Acknowledgment. Plantinga acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

19.                          Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

20.                          Indemnification. Absent a showing of intentional misconduct or gross negligence, Company shall indemnify Plantinga against all claims arising out of Plantinga's actions or omissions occurring during Plantinga's employment with Company and the use of his title as Chief Executive Officer to the fullest extent provided (A) by Company's Certificate of Incorporation and/or Bylaws, and (B) under the California General Corporation Law, as each may be amended from time to time. The Company may maintain a Directors & Officers liability insurance policy ("D&O Coverage") covering Plantinga to the extent the Company provides such coverage for its other executive officers. Should the Company obtain Directors' and Officers' Liability Insurance, the Company will promptly provide a copy of said policy to Plantinga and make certain that said policy covers Plantinga and his job performance.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SCOTT PLANTINGA	COMPANY
AJA CANNAFACURING, INC.
a Nevada Corporation

/s/ Scott Plantinga	By: /s/ Kendall Smith
Scott Plantinga, an individual	Name: Kendall Smith
Title: CEO

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EXHIBIT A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

AJA CANNAFACTURING, INC.

CONVERTIBLE PROMISSORY NOTE

TWELVE (12.00%) PERCENT INTEREST RATE

ONE (1) YEAR TERM

Principal Amount: $133,000.00

Issue Date: October 20, 2014	Maturity Date: October 20, 2015

For good and valuable consideration, Aja Cannafacturing, Inc., a Nevada Corporation ("Maker"), hereby makes and delivers this Promissory Note (this "Note") in favor of Stephen Scott Plantinga, an Individual, or his assignees ("Holder"), and hereby agrees as follows:

ARTICLE I.

PRINCIPAL AND INTEREST

Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assignees may designate in writing, in currently available funds of the United States, the principal sum of One Hundred and Thirty-Three Thousand ($133,000.00) Dollars. Maker's obligation under this Note shall bear an interest rate of Twelve (12.00%) Percent. This note is a product of Mr. Plantinga's resignation and departure package as CEO & Chairman of Aja Cannafacturing per his employment contract.

Section 1.2

a.                   All principal then outstanding shall be due and payable by the Maker to the Holder on or before October 20, 2015 (the "Maturity Date").

b.                   Maker shall have the right to prepay all or any part of the principal under this Note with thirty (30) days written notice of intent to prepay.

c.                    This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

ARTICLE II.

CONVERSION RIGHTS

Section 2.1 Voluntary Conversion. At any time after October 20, 2014, (the "Effective Date"), and October 20, 2015, (the "Maturity Date"), unless previously repaid by the Company, this Note shall be convertible into shares of Common Stock of the Company, at a price that is equal to Fifty (50%) Percent of the average of the last ten (10) days closing bid side price, and will be issued and delivered within ten (10) days of receipt of the Notice to Convert (attached hereto as Exhibit A) of Aja Cannafacturing, Inc. (AJAC), the "Common Stock", at the option of the Payee, in whole or in part, subject to any limitations on conversion. For each day beyond the tenth (1oth) day after the date of the receipt of the Notice to Convert that the converted stock is not delivered to I received by Stephen Scott Plantinga, there shall be a fine of Two Thousand ($2,000) Dollars per day for each day until the stock is delivered I received. The stock shall have a Par Value of $0.001. The Payee shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (the "Notice of the Conversion"), specifying therein the amount of the loan (US $133,000.00) or a pro-rata share of the remaining unpaid balance (which may include all or any part of the unpaid interest due). The date which the company receives the Notice of Conversion shall be the conversion date (the "Conversion Date"). To effect conversions hereunder, the Payee shall not be required to physically surrender this Note to the Company unless the entire loan plus all accrued and unpaid interest has been converted. Conversions hereunder shall have the effect of lowering the outstanding amount of the Loan in an amount equal to the applicable conversion amount. The Payee and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted amount of the Loan may be less than the amount stated on the face hereof.

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Section 2.2. Limitations on Conversions. In no event shall the Maker issue, upon any conversion of this Note, a number of shares of common stock which, together with the Holder's other shares of common stock in the Maker, would cause the Holder to beneficially own in excess of 4.99% of Maker's issued and outstanding common stock immediately following the conversion. This conversion may be waived, at the sole option of the Holder, upon sixty-one (61) days advance written notice to the Maker.

Section 2.3. Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act"). None of this Note or the converted common shares may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have sought and been furnished and provided the transfer agent with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3. 1. The Holder represents and warrants to the Maker:

a.                   The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the securities issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to the sale of securities;

b.                   That Holder understands that none of this Note or the Common Stock upon conversion hereof have been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

c.                    Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder's net worth, and Holder's investment in this Note will not cause such overall commitment to become excessive;

d.                   Holder is an "accredited investor" (as defined in Regulation D promulgated under the Act) and the Holder's total investment in this Note does not exceed 10% of the Holder's net worth; and

e.                    Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

Section 3.2 The Maker represents and warrants to Holder:

a.                   Organization and Qualification. The Maker and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker and each of its Subsidiaries is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.

b.                   Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and shall use its best efforts to effect an amendment to its Articles of Incorporation allowing it to issue up to Two Hundred and fifty (250,000,000) Million shares of Common Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Maker's Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms. Further, when it becomes able to do so upon the effective amendment of its Articles of Incorporation, the Board of Directors agrees to make a resolution regarding reserving Two Hundred and fifty million (250,000,000) shares of common stock of the Company, and further to provide the transfer agent with a copy of the resolution authorizing the reservation of the shares and directing them to do so.

c.                    No Conflicts. The execution, delivery and performance the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Maker, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Maker or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Maker or its securities are subject) applicable to the Maker or any of its Subsidiaries or by which any property or asset of the Maker or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

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d.                   No Integrated Offering. Neither the Maker, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of this note or the Conversion Stock to the Holder. The issuance of the Conversion Stock to the Holder will not be integrated with any other issuance of the Maker's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Maker or its securities.

e.                    No Investment Company. The Company is not, and upon the issuance and sale of the Conversion Stock as contemplated by this Note will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Maker is not controlled by an Investment Company.

ARTICLE IV.

EVENTS OF DEFAULT

Section 4.1. Default. The following events shall be defaults under this Note: ("Events of Default"):

(a)                 Default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder; or

(b)                 Failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 10 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or

(c)                 Any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

(d)                 Any of the following actions by the Maker pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the "Bankruptcy Law"): (1) commencement of a voluntary case or proceeding, (2) consent to the entry of an order for relief against it in an involuntary case or proceeding, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a "Custodian"), of it or for all or substantially all of its property, (4) a general assignment for the benefit of its creditors, or (5) admission in writing its inability to pay its debts as the same become due; or

(e)                 entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (1) is for relief against the Maker in an involuntary case, (2) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (3) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

Section 4.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.                   Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.                   Pursue and enforce all of the rights and remedies provided under the Uniform Commercial Code.

c.                    Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder's interest, including but not limited to disbursement of attorneys' fees. Any amounts disbursed by Holder pursuant to this Section, with interest thereon, shall become additional indebtedness of the Maker secured by this Note and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

d.                   Pursue any other rights or remedies available to Holder at law or in equity.

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Section 4.3. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

Section 4.4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.5. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.6. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be 814 Delaware Street, Huntington Beach, CA 92648; and the address of the Maker shall be 533 Birch Street, Lake Elsinore. CA 92530. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles.

Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Common Stock in accordance with the terms thereof.

Section 5.7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 5.8. Headings. The headings of the sections of this Note are inse1ied for convenience only and do not affect the meaning of such section.

Section 5.9. Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Note as of the date first written above.

MAKER: Aja Cannafacturing, Inc.

/s/ Kendall Smith

By: Kendall A. Smith

It's: President

Acknowledged:

HOLDER: an Individual

/s/ Stephen Scott Plantinga

By: Stephen Scott Plantinga

Its: Individual Investor/Self

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EXHIBIT A

CONVERSION NOTICE

(To be executed by the Holder i11 order to Convert the Note)

TO:

The undersigned hereby, irrevocably elects to convert the Loan, dated October 20, 2013 (the "Note"), issued by Aja Cannafacturing, Inc., a Nevada corporation (the "Company"), in favor of the undersigned, due on the Due Date if not previously repaid by the Company or converted into shares of the Common Stock of the Company according to the conditions contained in the Note, as of the date written below. If the shares of Common Stock are be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonable requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

$133,000.00 converts to shares of Common Stock of Aja Cannafacturing, Inc. or a pro-rata share of the remaining unpaid balance of Note based upon the conversion formula outlined in Section 2.1. This formula uses the conversion factor of fifty (50%) percent of the average closing "bid" side price from the ten (10) days immediately preceding this Notice of Conversion.

Date to Effect Conversion:
Loan Amount of Note to be Converted:	US$

Holder: an Individual	Maker: Aja Cannafacturing, Inc.

Signature:	Signature:
Name: Stephen Scott Plantinga	Name: Kendall A. Smith, President
Address: 814 Delaware Street	Address: 533 Birch Street
Huntington Beach, CA 92648	Lake Elsinore, CA 92530
Tax I.D. No:

11

EXHIBIT B

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

AJA CANNAFACTURING, INC.

CONVERTIBLE PROMISSORY NOTE

ONE (1) YEAR TERM

Principal Amount: $45,000.00

Issue Date: October 20, 2014	Maturity Date: October 20, 2015

For good and valuable consideration, Aja Cannafacturing, Inc., a Nevada Corporation ("Maker"), hereby makes and delivers this Promissory Note (this "Note") in favor of Stephen Scott Plantinga, an Individual, or his assignees ("Holder"), and hereby agrees as follows:

ARTICLE I.

PRINCIPAL AND INTEREST

Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assignees may designate in writing, in currently available funds of the United States, the principal sum of Forty-Five Thousand ($ 45,000.00) Dollars. Maker's obligation under this Note shall not bear interest except in the event of Maker's default, as set forth herein. This note is a product of Mr. Plantinga's resignation and departure package as CEO & President of Aja Cannafacturing per his employment contract.

Section 1.2

a.                   Maker shall pay the principal amount due in two (2) installments as follows: (i) $25,000 on or before November 10, 2014, and (ii) $20,000 by February 10, 2015.

b.                   Maker shall have the right to prepay all or any part of the principal under this Note at any time without penalty.

c.                    Maker shall be assessed a penalty for failure to pay either of the two installments in full by defined due date in the amount of $20,000.00 per late installment.

d.                   This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

ARTICLE II.

CONVERSION RIGHTS

Section 2.1 Voluntary Conversion. At any time after October 20, 2014, (the "Effective Date"), and October 20, 2015, (the "Maturity Date"), unless previously repaid by the Company, this Note shall be convertible into shares of Common Stock of the Company, at a price that is equal to Fifty (50%) Percent of the average of the last ten (10) days closing bid side price, and will be issued and delivered within ten (10) days of receipt of the Notice to Convert (attached hereto as Exhibit A) of Aja Cannafacturing, Inc. (AJAC), the "Common Stock", at the option of the Payee, in whole or in part, subject to any limitations on conversion. For each day beyond the tenth (10th) day after the date of the receipt of the Notice to Convert that the converted stock is not delivered to I received by Stephen Scott Plantinga, there shall be a fine of Two Thousand ($2,000) Dollars per day for each day until the stock is delivered I received. The stock shall have a Par Value of $0.001. The Payee shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (the "Notice of the Conversion"), specifying therein the amount of the loan (US $ 45,000.00) or a pro-rata share of the remaining unpaid balance (which may include all or any part of the unpaid interest due). The date which the company receives the Notice of Conversion shall be the conversion date (the "Conversion Date"). To effect conversions hereunder, the Payee shall not be required to physically surrender this Note to the Company unless the entire loan plus all accrued and unpaid interest has been converted. Conversions hereunder shall have the effect of lowering the outstanding amount of the Loan in an amount equal to the applicable conversion amount. The Payee and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted amount of the Loan may be less than the amount stated on the face hereof.

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Section 2.2. Limitations on Conversions. In no event shall the Maker issue, upon any conversion of this Note, a number of shares of common stock which, together with the Holder's other shares of common stock in the Maker, would cause the Holder to beneficially own in excess of 4.99% of Maker's issued and outstanding common stock immediately following the conversion. This conversion may be waived, at the sole option of the Holder, upon sixty-one (61) days advance written notice to the Maker.

Section 2.3. Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act"). None of this Note or the converted common shares may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have sought and been furnished and provided the transfer agent with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1. The Holder represents and warrants to the Maker:

a.                   The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the securities issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to the sale of securities;

b.                   That Holder understands that none of this Note or the Common Stock upon conversion hereof have been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

c.                    Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder's net worth, and Holder's investment in this Note will not cause such overall commitment to become excessive;

d.                   Holder is an "accredited investor" (as defined in Regulation D promulgated under the Act) and the Holder's total investment in this Note does not exceed 10% of the Holder's net worth; and

e.                    Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

Section 3.2 The Maker represents and warrants to Holder:

a.                   Organization and Qualification. The Maker and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker and each of its Subsidiaries is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.

b.                   Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and shall use its best efforts to effect an amendment to its Articles of Incorporation allowing it to issue up to One Hundred and fifty (150,000,000) Million shares of Common Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Maker's Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its te1ms. Further, when it becomes able to do so upon the effective amendment of its Articles of Incorporation, the Board of Directors agrees to make a resolution regarding reserving ninety million (90,000,000) shares of common stock of the Company, and further to provide the transfer agent with a copy of the resolution authorizing the reservation of the shares and directing them to do so.

c.                   No Conflicts. The execution, delivery and performance the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Maker, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Maker or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Maker or its securities are subject) applicable to the Maker or any of its Subsidiaries or by which any property or asset of the Maker or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

13

d.                   No Integrated Offering. Neither the Maker, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of this note or the Conversion Stock to the Holder. The issuance of the Conversion Stock to the Holder will not be integrated with any other issuance of the Maker's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Maker or its securities.

e.                   No Investment Company. The Company is not, and upon the issuance and sale of the Conversion Stock as contemplated by this Note will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Maker is not controlled by an Investment Company.

ARTICLE IV.

EVENTS OF DEFAULT

Section 4.1. Default. The following events shall be defaults under this Note: ("Events of Default"):

(a)                 Default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder; or

(b)                 Failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of I 0 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or

(c)                 Any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

(d)                 Any of the following actions by the Maker pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the "Bankruptcy Law"): (1) commencement of a voluntary case or proceeding, (2) consent to the entry of an order for relief against it in an involuntary case or proceeding, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a "Custodian"), of it or for all or substantially all of its property, (4) a general assignment for the benefit of its creditors, or (5) admission in writing its inability to pay its debts as the same become due; or

(e)                 entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (1) is for relief against the Maker in an involuntary case, (2) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (3) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

Section 4.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.                   Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.                   Pursue and enforce all of the rights and remedies provided under the Uniform Commercial Code.

c.                   Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder's interest, including but not limited to disbursement of attorneys' fees. Any amounts disbursed by Holder pursuant to this Section, with interest thereon, shall become additional indebtedness of the Maker secured by this Note and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

d.                   Pursue any other rights or remedies available to Holder at law or in equity.

Section 4.3. Interest to Accrue Upon Default. Upon any default in payment of this Note, the balance past-due and owing shall accrue interest at a rate of ten percent (10%) per year until paid in full.

Section 4.4. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

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Section 4.5. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.6. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.7. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V.

MISCELLANEOUS

Section 5. 1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be 814 Delaware Street, Huntington Beach, CA 92648; and the address of the Maker shall be 533 Birch Street, Lake Elsinore. CA 92530. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles.

Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Common Stock in accordance with the terms thereof.

Section 5.7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 5.8. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section 5.9. Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Note as of the date first written above.

MAKER: Aja Cannafacturing, Inc.

/s/ Kendall Smith

By: Kendall Smith

It’s: President

Acknowledged:

HOLDER: an Individual

/s/ Stephen Scott Plantinga

By: Stephen Scott Plantinga

Its: Individual Investor/Self

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EXHIBIT A

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby, irrevocably elects to convert the Loan, dated October 20, 2013 (the "Note"), issued by Aja Cannafacturing, Inc., a Nevada corporation (the "Company"), in favor of the undersigned, due on the Due Date if not previously repaid by the Company or converted into shares of the Common Stock of the Company according to the conditions contained in the Note, as of the date written below. If the shares of Common Stock are be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonable requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

$45,000.00 converts to shares of Common Stock of Aja Cannafacturing, Inc. or a pro-rata share of the remaining unpaid balance of Note based upon the conversion formula outlined in Section 2.1. This formula uses the conversion factor of fifty (50%) percent of the average closing "bid" side price from the ten (10) days immediately preceding this Notice of Conversion.

Date to Effect Conversion:
Loan Amount of Note to be Converted:	US $

Holder: an Individual	Maker: Aja Cannafacturing, Inc.

Signature: /s/ Stephan Scott Plantinga	Signature: /s/ Kendall Smith
Name: Stephen Scott Plantinga	Name: Kendall A. Smith, President
Address: 814 Delaware Street	Address: 533 Birch Street
Huntington Beach, CA 92648	Lake Elsinore, CA 92530
Tax I.D. No:

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EXHIBIT C

Business Consulting Agreement

This Business Consulting Agreement (the "Agreement") is entered into and effective October 30, 2014 by and between:

Scott Plantinga

("Consultant")

And

Aja Cannafacturing, Inc.

533 Birch Street Lake Elsinore, CA 92530

("Aja")

WITNESSETH

WHEREAS, Consultant provides consultation and advisory services relating to business management, and

WHEREAS, Aja desires to be assured of the services of the Consultant in order to avail itself to the Consultant's experience, skills, knowledge and abilities. Aja is therefore willing to engage the Consultant and the Consultant agrees to be engaged upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                    Consulting Services: Effective as of October 30, 2014, Aja hereby engages and Consultant hereby accepts the engagement to become a consultant to Aja and to render such advice, consultation, information and services to Aja including (a) assistance with executive management transition for Aja, (b) assisting Aja with regard to its anticipated spin-off of Charge! Energy Storage, Inc., and (c) such other managerial assistance as Aja shall deem necessary or appropriate for Aja business.

2.                    Payment: In consideration for entering into this agreement, Aja agrees to irrevocably issue to the Consultant 58,500,000 shares of Aja upon the execution of this agreement. Company shall register this Agreement and the share issuable hereunder on F01m S-8 as soon as practicable.

3.                    Expenses: Aja shall reimburse Consultant for all pre-approved travel and other expenses incurred. Consultant shall provide receipts and vouchers to Aja for all expenses for which reimbursement is claimed.

4.                    Invoices: All pre-approved invoices for services provided to Aja and expenses incurred by Consultant in connection therewith shall be payable in full within ten (10) days of the date of such invoice.

5.                    Personnel: Consultant shall be an independent contractor and no personnel utilized by Consultant in providing services hereunder shall be deemed an employee of Aja. Moreover, neither Consultant nor any other such person shall be empowered hereunder to act on behalf of Aja. Consultant shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf on Aja, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect hereafter enacted.

6.                    Term and Termination: The term of this Agreement shall be effective on October 30, 2014 and shall continue in effect for a period of six months thereafter. This Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Aja or Consultant may cancel this Agreement on fifteen (15) days written notice, at which time no further obligations will be due from either party.

7.                    Non-Assignability: The rights, obligations, and benefits established by this Agreement shall not be assignable by Consultant. This Agreement shall be binding upon and shall insure to the benefit of the parties and their successors.

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8.                    Confidentiality: Consultant acknowledges and agrees that confidential and valuable information proprietary to Aja and obtained during Consultants' engagement by Aja, shall not be, directly or indirectly, disclosed without the prior express written consent of Aja, unless and until such information is otherwise known to the public generally through no fault of Consultant. All documents containing confidential information provided to Consultant by Aja shall clearly and conspicuously be marked with the word "Confidential."

9.                    Limited Liability: Neither Consultant nor any of his employees, officers or directors shall be liable for consequential or incidental damages of any kind to Aja that may arise out of or in connection with any services performed by Consultant hereunder.

10.                 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of law principles thereof or actual domicile parties. Any dispute arising out of this Agreement shall be resolved in the courts sited in Clark County, Nevada, to the exclusion of all other venues.

11.                 Notice: Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

12.                 Miscellaneous: No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of the Agreement shall be binding unless executed in writing and agreed upon by all parties. The Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof.

13.                 Counterparts: This Agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the first date written above.

IN WITNESS WHEREOF, Aja and Consultant have duly executed this Agreement as of the day and year first above written.

Aja Cannafacturing, Inc.	Scott Plantinga

/s/ Kendall Smith	/s/ Scott Plantinga
By: Kendall Smith	Consultant
Its: President and CEO

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